UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2026

America's Car-Mart, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0844612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices) (Zip Code)

(479) 464-9944

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment and Limited Waiver

On June 19, 2026, America's Car-Mart, Inc. (the "Company") entered into the First Amendment and Limited Waiver to Credit and Guaranty Agreement (the "Amendment") with Silver Point Finance, LLC, as Administrative Agent and Collateral Agent (the "Agent"), and the lenders party thereto (collectively, the "Lenders"), amending and providing certain limited waivers under the Credit and Guaranty Agreement dated as of October 30, 2025 (the "Credit Agreement").

Specified Defaults and Limited Waiver

Pursuant to the Amendment, the Lenders have agreed to waive, for the period from the effective date of the Amendment through the Specified Period Termination Date (as defined below, the "Specified Period"), the following anticipated or existing events of default under the Credit Agreement (collectively, the "Specified Defaults"):

(i) the failure and expected failure to satisfy the minimum liquidity financial covenant in Section 6.15(a);

(ii) the failure and expected failure to satisfy the minimum Collateral Coverage Ratio financial covenant in Section 6.15(b);

(iii) the expected failure to deliver an unqualified report of independent certified public accountants with respect to the audited financial statements of the Company for the fiscal year ended April 30, 2026, pursuant to Section 5.1(c);

(iv) the failure and expected failure to comply with the additional reporting covenants in Section 5.1(k) (borrowing base reports) and Section 5.1(l) (liquidity reports); and

(v) any event of default resulting from the failure to notify the Agent or the Lenders of any of the foregoing.

Specified Period and Termination

The Specified Period commences on the effective date of the Amendment and terminates on the Specified Period Termination Date, which is the earliest to occur of: (i) the Scheduled Termination Date; (ii) the occurrence of any event of default other than a Specified Default; (iii) any breach of the conditions or agreements in the Amendment following expiration of applicable grace or notice periods; or (iv) failure to satisfy any milestone set forth in the milestone schedule attached to the Amendment. The Scheduled Termination Date is September 7, 2026, subject to automatic extensions to either September 21, 2026 or November 6, 2026 in certain circumstances as set forth in the Amendment.

If, as of the Scheduled Termination Date, the Specified Period Termination Date has not already occurred and the Credit Parties have satisfied all milestones, are in compliance with the minimum liquidity and Collateral Coverage Ratio covenants, are in compliance with all of the conditions and agreements provided in the Amendment and no other event of default is continuing, the limited waiver will convert into a permanent waiver of the Specified Defaults.

Milestones and Covenants

The Amendment requires the Company and its subsidiary borrowers and guarantors under the Credit Agreement (collectively, the "Credit Parties") to satisfy milestones as of certain specific dates during the Specified Period related to: (i) the establishment and maintenance of a special committee of the board of directors of the Company (the "Board") and each subsidiary of the Company party to the Credit Agreement (the "Special Committee") and adoption of required resolutions; (ii) delivery of a collateral and performance forecast; (iii) commencement and progress of a marketing process which may include potential financing, recapitalization, restructuring, mergers and acquisitions, and other transactions and (iv) execution of a support agreement with the Agent and requisite Lenders.

Pursuant to the Amendment, the Special Committee will be reconstituted to be comprised of Adam Paul, Jonathan Buba and to-be-appointed directors Gilbert Nathan and Michael Wartell.

In addition, the Amendment imposes certain ongoing obligations on the Credit Parties, including weekly and monthly reporting requirements, delivery of and compliance with a 13-week cash flow budget, restrictions on certain material actions without Special Committee approval, and cooperation with the Agent regarding certain matters.

Financial Covenants

The Amendment establishes revised financial covenants during the Specified Period, including (i) a minimum liquidity threshold of $7,000,000 as of Friday of each week and $5,000,000 at any other time and a minimum Collateral Coverage Ratio (as defined in the Credit Agreement) of (x) 1.25 to 1.00 as of June 30, 2026, or 1.20 to 1.00 as of the last day of any calendar month thereafter.

The Company has agreed to pay the Agent and the Lenders aggregate fees up to $18.0 million in connection with entering into the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Julia K. Davis as Director

On June 23, 2026, Julia K. Davis notified the Company of her decision to resign as a director of the Company, effective immediately. Her resignation was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies, practices, or otherwise. Ms. Davis has served as a director of the Company since 2021, and the Company thanks Ms. Davis for her dedicated service and valuable contributions to the Board.

Appointment of Gilbert Nathan and Michael Wartell as Independent Directors

In accordance with the Company’s obligations under the Amendment, on June 23, 2026, the Board increased the size of the Board from ten members to eleven members and appointed Gilbert E. Nathan and Michael J. Wartell as independent directors of the Board. Simultaneously, the Board also appointed Mr. Nathan and Mr. Wartell to the Special Committee.

Mr. Nathan is the Managing Member of Jackson Square Advisors LLC, a financial advisory and services firm which he founded in 2015 and has over 11 years' experience advising boards of directors, senior officials, and public and private companies. He currently serves on the boards of directors of Alto Ingredients, Inc. (NASDAQ: ALTO), Magnachip Semiconductor Corporation (NYSE:MX) and Ready Capital Corporation (NYSE: RC). He is also the plan administrator of Mission Coal and Mahwah Bergen Retail Group, Inc. and is the Chief Executive Officer of Keycon Power Holdings, LLC and the Independent Manager of Omnis Pleasants LLC. Mr. Nathan was formerly a Senior Analyst with Candlewood Investment Group and served as Principal at Restoration Capital Management.

Mr. Nathan has a BS degree in Management, Major in Finance from the A. B. Freeman School of Business at Tulane University. The Board determined that Mr. Nathan is independent under NASDAQ listing standards applicable to the Company. The Company believes that Mr. Nathan’s extensive board advisory expertise qualifies him to serve as one of its directors.

There is no arrangement or understanding between Mr. Nathan and any other person pursuant to which he was selected as a director of the Board, other than the Amendment and the Independent Director Agreement between the Company and Mr. Nathan, described below. There is no family relationship between Mr. Nathan and any of the Company's other directors or executive officers. Since the beginning of the Company's last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Mr. Nathan or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

Mr. Wartell is the President of Bluerose Associates LLC and has extensive experience serving as an independent director for both public and private corporations, specializing in guiding companies and lenders through complex transitions, including restructurings, asset sales, liability management exercises, and strategic alternatives to maximize value for all stakeholders.

Mr. Wartell has over 35 years of experience investing in opportunistic credit, credit solutions, equities, and special situations, and formerly served as Co-Chief Investment Officer of Venor Capital, managing the firm’s investment program and risk management across corporate capital structures. Mr. Wartell also served as Managing Director and Co-Head of North American Proprietary Special Situations Research at Deutsche Bank and held leadership roles at Merrill Lynch’s Debt/Leverage Finance Group, Matrix Asset Advisors, and Arthur Andersen LLP. He currently serves on the boards of directors of Aeromexico Group (NYSE: AERO), Kelly Services, Inc. (NASDAQ: KELYA, KELYB), and Nu Ride, Inc. (OTCMKTS: NRDE).

Mr. Wartell holds a BSE (Cum Laude) in Finance and Accounting from The Wharton School at the University of Pennsylvania and is a Chartered Financial Analyst (CFA) and a Certified Public Accountant (CPA, not current). The Board determined that Mr. Wartell is independent under NASDAQ listing standards applicable to the Company. The Company believes that Mr. Wartell’s extensive board advisory expertise qualifies him to serve as one of its directors.

There is no arrangement or understanding between Mr. Wartell and any other person pursuant to which he was selected as a director of the Board, other than the Amendment and the Independent Director Agreement between the Company and Mr. Wartell described below. There is no family relationship between Mr. Wartell and any of the Company's other directors or executive officers. Since the beginning of the Company's last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Mr. Wartell or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

In connection with their appointments to the Board, Mr. Nathan and Mr. Wartell each entered into respective Independent Director Agreements with the Company. The Independent Director Agreements do not have a fixed term but are terminable upon ten days’ notice by the Company or the director. Mr. Nathan and Mr. Wartell are each entitled to cash payments of $45,000 per month during the term of the Independent Director Agreement for a minimum of three months, plus $4,000 per day in which the director’s commitments to the Board exceed four hours. Mr. Nathan and Mr. Wartell are each also entitled to reimbursement for reasonable business related expenses incurred in good faith in the performance of his duties for the Company, with expenses in excess of $1,000 requiring prior Company approval.

The Independent Director Agreements include indemnification, contribution and expense advancement provisions that are customary for agreements of this nature. The indemnification, contribution and expense advancement benefits provided under the Independent Director Agreements are in addition to the indemnification and expense advancement provisions provided for in the Company’s Articles of Incorporation, as amended, and Amended and Restated Bylaws, as amended. The foregoing description of the Independent Director Agreements is qualified in its entirety by the terms of such agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Chief Financial Officer Transition and Additional Retention Awards

On June 23, 2026, Jonathan Collins, the Chief Financial Officer of the Company, notified the Company of his decision to resign effective July 31, 2026 from all positions he held with the Company to pursue another opportunity. His decision to resign was not the result of any disagreement with the Company, its management or its board of directors on any matter, whether related to the Company's operations, policies, practices or otherwise.

In connection with Mr. Collins’s resignation, the Board appointed Marie Persichetti to serve as Chief Financial Officer of the Company effective August 1, 2026. Ms. Persichetti, age 60, has served as the Company’s Senior Vice President of Capital Markets since May 2025 and has over 20 years' experience, with expertise in finance, treasury, accounting, credit risk, operational risk, corporate insurance, healthcare insurance, employee benefits, human resources, and technology. Ms. Persichetti joined the Company from Bayside Credit where she served as Chief Financial Officer from February 2024 to May 2025. She previously served as Chief Financial Officer at AutoNation Finance from 2015 to 2023. Her prior roles include Capital Markets Director at Santander Consumer USA and Vice President of Product Business Development for Systems and Services Technologies at JP Morgan Chase, among others. Ms. Persichetti holds a Bachelor of Arts in Liberal Arts and Sciences and Mathematics from Syracuse University.

There is no family relationship between Ms. Persichetti and any of the Company's directors or executive officers. Since the beginning of the Company’s last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Ms. Persichetti or any member of her immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Financial Officer, Ms. Persichetti’s annual base compensation will be increased to $425,000 and she will be eligible to receive an additional cash-based award under the Employee Retention Program of $200,000, which is in addition to the $315,000 cash retention bonus award previously issued to her.

In addition, on June 24, 2026, the Company also awarded an additional cash retention bonus award under the Employee Retention Program of $200,000 to the Company’s Chief Accounting Officer, Vickie D. Judy (collectively, with Ms. Persichetti’s additional cash-based retention award, the “Additional Retention Awards”), which is in addition to the $300,000 cash retention bonus award previously issued to her, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2026.

The agreements evidencing the Additional Retention Awards (the “Retention Agreements”) are on substantially the same form, and subject to the same terms and conditions, as previously filed with the SEC and described in the Company's Current Report on Form 8-K filed on June 5, 2026. In each case, if the executive’s employment terminates prior to the earlier of (i) a Change in Control (as defined in the America's Car-Mart, Inc. 2024 Equity Incentive Plan (the “Plan”)) and (ii) the one-year anniversary of the date of the Retention Agreement (such earlier date, the "Retention Date"), she will be required to repay the full amount of the retention award on a post-tax basis within 30 days of the termination date, unless the termination constitutes a "Qualifying Termination." A “Qualifying Termination” means a termination by the Company without cause, a resignation by the executive for good reason, or a termination due to her death or disability, in each case subject to her execution and non-revocation of a release of claims within 60 days of termination. No repayment obligation arises if the executive’s employment terminates for any reason after the Retention Date.

The foregoing description of the Retention Agreements is qualified in its entirety by the terms of Form of Retention Award Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2026, and incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, the Company is engaged in an evaluation of strategic alternatives, overseen by the Special Committee and which may include potential financing, recapitalization, restructuring, mergers and acquisitions, and other transactions. Houlihan Lokey Capital, Inc., FTI Consulting, Inc., and Mayer Brown LLP are serving as the Company's advisors in connection with these efforts. The Amendment described in Item 1.01 of this Current Report was negotiated with the assistance of the Company's advisors and reflects the Company's ongoing efforts to strengthen its balance sheet, preserve liquidity, and complete a comprehensive strategic alternatives process. There can be no assurance that any of these efforts will be successful.

As described under Item 1.01 above, the Company has experienced, or anticipates experiencing, events of default under the Credit Agreement, including the failure or expected failure to comply with certain financial covenants and reporting obligations. Pursuant to the Amendment, the Lenders have agreed to waive such defaults for the Specified Period on the terms described above. There can be no assurance that the Company will satisfy the conditions to a permanent waiver of the Specified Defaults or achieve a sustainable capital structure.

Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “expects,” “believes,” “will,” “would,” “plans,” “intends,” “continue,” “remain,” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the Amendment and the covenant relief and waivers provided thereunder, the milestones and conditions the Company must satisfy under the Amendment, the duration of the waiver and relief period and the Company’s ability to extend that period, the Company’s review of strategic and financing alternatives and the potential outcomes thereof, the Company’s liquidity and efforts to preserve it, and the Company’s expectations regarding its future business and operations.

Actual results and the timing of such results could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties, including: the Company’s ability to satisfy the milestones and conditions set forth in the Amendment within the required timeframes; the Company’s ability to extend the waiver and relief period to November 2026 or otherwise obtain additional covenant relief, waivers, forbearance, or financing from its lenders on acceptable terms or at all; the risk that the Company’s review of strategic alternatives does not result in any transaction or other outcome, or that any such transaction or outcome is on terms that are unfavorable to the Company or its stakeholders, or is not completed in a timely manner; the Company’s substantial level of indebtedness and its ability to service that indebtedness; the Company’s liquidity position and ability to fund its operations and obligations as they come due; the potential need to seek protection under applicable bankruptcy or insolvency laws; the possibility that holders of the Company’s common stock could experience a significant or complete loss of their investment, including as a result of any restructuring, recapitalization, or dilution; the Company’s ability to continue to meet the continued listing requirements of the Nasdaq Stock Market; the effect of the foregoing on the Company’s relationships with customers, employees, suppliers, lenders, and other stakeholders; the costs, timing, and uncertainties associated with the strategic review process and related advisory engagements; and the diversion of management’s attention from ordinary-course business operations.

Additional risks include, without limitation: general economic conditions in the markets in which the Company operates, including but not limited to fluctuations in gas prices, grocery prices, and employment levels and inflationary pressure on operating costs; the availability of quality used vehicles at prices that will be affordable to the Company’s customers, including the impacts of changes in new vehicle production and sales; the availability of credit facilities and access to capital through securitization financings or other sources on terms acceptable to the Company, and any increase in the cost of capital, to support the Company’s business; the Company’s ability to underwrite and collect its contracts effectively; competition; dependence on existing management; the ability to attract, develop, and retain qualified general managers; changes in consumer finance laws or regulations; future shutdowns of the federal government or changes to federal or state government assistance programs impacting the Company’s customers; the ability to keep pace with technological advances and changes in consumer behavior affecting the Company’s business; security breaches, cyber-attacks, or fraudulent activity; the occurrence and impact of any adverse weather events or other natural disasters affecting the Company’s dealerships or customers; and additional risks described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025 and other documents on file with the SEC, each of which can be found on the SEC’s website, www.sec.gov, or the investor relations section of the Company’s website. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment and Limited Waiver to Credit and Guaranty Agreement, dated June 19, 2026, among America's Car Mart, Inc., Colonial Auto Finance, Inc., Texas Car-Mart, Inc., America's Car-Mart, Inc., the guarantors party thereto, the lenders party thereto, and Silver Point Finance, LLC, as Administrative Agent and Collateral Agent

10.2	Independent Director Agreement, dated June 23, 2026, among Jackson Square Advisors, LLC, Gilbert E. Nathan, and the Company

10.3	Independent Director Agreement, dated June 23, 2026, among Bluerose Associates, LLC, Michael J. Wartell, and the Company

10.4	Form of Retention Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2026)

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA'S CAR-MART, INC.

Date: June 25, 2026	By: /s/ Jonathan Collins
Jonathan Collins
Chief Financial Officer